SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2005

MERCURY AIR GROUP, INC.

(Exact name of Registrant as specified in Charter)

DELAWARE	001-07134	11-800515
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5456 McConnell Avenue, Los Angeles, CA 90066

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (310) 827-2737

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 9, 2004, the employment of Mr. Robert Schlax was terminated without cause and at the convenience of the Registrant. Pursuant to a Severance Agreement and General and Special Release (“Severance Agreement”) entered into on January 17, 2005 between the Registrant and Mr. Schlax, Mr. Schlax will be entitled to certain severance benefits from the Registrant. The Severance Agreement also provides that each of the Registrant and Mr. Schlax acknowledge that, except as specifically provided in the Severance Agreement, there are no remaining amounts or obligations due either party arising out of the Employment Agreement, dated May 17, 2002, between the Registrant and Mr. Schlax.

     The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1, and also incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     See disclosure under Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1	Severance Agreement and General and Special Release entered into on January 17, 2005 between the Registrant and Robert Schlax.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2005	MERCURY AIR GROUP, INC.
	By:	/s/ WAYNE LOVETT
Wayne Lovett
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Severance Agreement and General and Special Release entered into on January 17, 2005 between the Registrant and Robert Schlax.

5